Exhibit 10.2

ROYALTY AGREEMENT

This “ROYALTY” AGREEMENT (hereinafter “Agreement”) is made and entered into by and between ZERO GRAVITY SOLUTIONS, INC. (“ZGSI”) and JOHN WAYNE KENNEDY, (“Kennedy”), collectively (“the Parties”).

RECITALS

1.

ZGSI and John Wayne Kennedy entered into a Settlement Agreement (“Settlement”) on or about April __, 2019. The Settlement, at paragraph A.4 states: Kennedy will provide ZGSI additional consideration pursuant to that certain Royalty Agreement, of even date herewith, as set forth in Exhibit D. This Agreement is Exhibit D to the Settlement.

2.	As part of the Settlement, ZGSI assigned ownership of USPN 9,816,071 and Patent Application No. 15/729,038, No. 14/244,084, and International Patent Serial No. PCT/US 15/24045 to Kennedy.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto, each intending to be legally bound hereby, do promise and agree as follows:

PROVISIONS

A.	DEFINITIONS

(1)	Gross Revenue obtained Sales (“GRS”) means gross revenue obtained by sales of products manufactured and sold by Kennedy, excluding all shipping taxes, and discounts.

(2)	Intellectual Property (the “IP”) means USPN 9,816,071 and Patent Application No. 15/729,038, Patent Application No. 14/244,084, and International Patent Serial No. PCT/US 15/24045.

(3)	Product means products intended for retail sales.

(4)

Royalty payments mean the additional consideration payments referenced in paragraph A.4 of the Settlement. Although the additional consideration payments will not be a “royalty” as that term is usually applied, since the ownership of the IP has been assigned to Kennedy, for ease of reference additional consideration payments will be called “royalty payments.”

B.	TERM

This Agreement shall take effect on the Effective Date and shall continue in full force and effect until the later of: (i) the expiration of the last to expire of USPN 9,816,071 or any patent issued on Patent Application No. 15,729,038, Patent Application No. 14,244,084, and International Patent Serial No. PCT/US 15/24045, and (ii) thirty (30) years.

C.	ROYALTY PAYMENTS

(1)	Kennedy agrees to pay ZGSI a royalty payment of two percent (2%) of GRS on all products manufactured and sold by Kennedy utilizing the IP, excluding all shipping, taxes, and discounts.

(2)	Royalty payments are to be paid by the fifth (5th) of the month following the end of each quarter. A copy of all GRS shall accompany each Royalty payment.

(3)

Kennedy shall maintain accurate files, records, and books reflecting the GRS of all products manufactured and sold by Kennedy utilizing the IP, excluding shipping and taxes. Upon reasonable notice, ZGSI shall be allowed to review such books and records.

D.	CONSTRUCTION

The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions, or the Agreement in its entirety, to be drafted.

E.	VENUE AND CHOICE OF LAW

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the state of Nevada. The Parties hereby submit to the exclusive jurisdiction of the courts in the state of Nevada for any dispute arising out of this Agreement.

F.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided, however, that in proving this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

G.	EFFECTIVE DATE

This Agreement shall be effective upon execution below by all Parties, as well as execution and exchange between the Parties of all Exhibits referenced herein.

H.	AGREEMENT BINDING ON SUCCESSORS

The provisions of this Agreement shall be binding on and shall inure to the benefit of the Parties hereto, their heirs, assigns, and successors.

I.	ENTIRE AGREEMENT

This Agreement embodies the entire Agreement between the Parties with respect to the subject matter hereof, and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter, hereof, no alteration, modification, or change of the Agreement shall be valid unless by like written instrument.

Dated this 29th day of April, 2019	Dated this 29th day of April, 2019

JOHN WAYNE KENNEDY	ZERO GRAVITY SOLUTIONS, INC.

/s/ John Wayne Kennedy	By:	/s/ Timothy Peach

Name: Timothy A. Peach Title: CEO